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                                                                       Exhibit 5
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November 8, 2000


Motorola, Inc.
1303 E. Algonquin Road
Schaumburg, IL 60196


Ladies and Gentlemen:

     I am Senior Corporate Counsel in the Law Department of Motorola, Inc., a Delaware corporation (the "Corporation"), and, as such, I have acted as counsel for the Corporation in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission ("Commission") under Section 462(b) of the rules promulgated under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof relating to the registration of up to $200,000,000 of 7-5/8% Notes due November 15, 2010 (the "Securities") to be sold by the Corporation.

     The Securities are to be issued under the indenture incorporated by reference as Exhibit 4(d) to the registration statement on Form S-3 (No. 333-76041) previously filed with the Commission under the Securities Act, with appropriate insertions, entered into by the Corporation and trustee under the indenture.

     I have examined or am otherwise familiar with the Restated Certificate of Incorporation of the Corporation, as amended, the Bylaws of the Corporation, as amended, the Registration Statement, such of the corporate proceedings as have been taken by the Board of Directors of the Corporation, and such other documents, records and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, I am of the opinion that the Securities, when sold in the manner contemplated in the Registration Statement, will be validly issued by the Corporation and will constitute valid and legally binding obligations of the Corporation, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.
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     I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to being named in the Prospectus included therein under the caption "Legal Matters" with respect to the matters stated therein.

                                    Very truly yours,

                                    /s/ Jeffrey A. Brown

                                    Jeffrey A. Brown
                                    Senior Corporate Counsel
                                    Law Department